HUB GROUP, INC.
                            HUB CITY TERMINALS, INC.
                          AMENDMENT TO CREDIT AGREEMENT



Harris Trust and Savings Bank               LaSalle Bank National Association
Chicago, Illinois                           Chicago, Illinois

U.S. Bank National Association              National City Bank
Des Plaines, Illinois                       Cleveland, Ohio

Firstar Bank, N.A.
Milwaukee, Wisconsin

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of April 30, 1999 (the "CREDIT AGREEMENT"), as amended and currently in effect, by and among Hub Group, Inc. (the "PUBLIC HUB COMPANY"), Hub City Terminals, Inc. for itself and as successor by merger to Hub Holdings, Inc. ("HUB CHICAGO"; together with the Public Hub Company, the "Borrowers") and you (the "LENDERS"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         The Borrowers have requested that the Lenders make certain amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this amendment (herein, the "AMENDMENT").

1.       AMENDMENT.

         Subject to the satisfaction of the conditions precedent set forth in
Section 2 below, the definition of "EDITDAM" appearing in Section 4.1 of the Credit Agreement shall be amended (effective as of September 30, 2001) and as so amended shall be restated in its entirety to read as follows:

                           ""EBITDAM" means, with reference to any period, Net
                  Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, PLUS (ii) taxes (including federal, state and local income taxes) for such period, PLUS (iii) all amounts properly charged for depreciation and amortization during such period on the books of the Hub Group, PLUS (iv) any deduction for Minority Interest during such period, PLUS (v) if such period includes the fiscal quarters of the Public Hub Company ending on December 31, 2000 or March 31, 2001, non-cash charges during such quarters on the books of the Hub Group in accordance with GAAP aggregating up to $5,100,000 (for both

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                  such quarters taken together), PLUS (vi) all other non-cash charges during such period on the books of the Hub Group in accordance with GAAP to the extent the aggregate amount of such other non-cash charges do not exceed $2,500,000 during any period of four consecutive fiscal quarters of the Public Hub Company (prorated appropriately downward (or upward) for any shorter (or longer) period); PLUS (vii) if such period includes the fiscal quarters of the Public Hub Company ending on December 31, 2000, March 31, 2001 or June 30, 2001,
                  severance payments made during such quarters aggregating up to $1,200,000 (for all such quarters taken together); PLUS (viii) if such period includes the fiscal quarters of the Public Hub Company ending on March 31, 2001, June 30, 2001, September 30, 2001 or December 31, 2001, severance payments (in addition to those accounted for in clause (vii) above) made during such quarters aggregating up to $600,000 (for all four such quarters taken together), PLUS (ix) if such period includes the fiscal quarter of the Public Hub Company ending on September 30, 2001, the write-off of the receivable due from Cho Yang Shipping Co., Ltd. during such quarter on the books of the Hub Group in an amount not in excess of $4,740,000."

2.       CONDITIONS PRECEDENT.

         The effectiveness of the amendments made in Section 1 of this Amendment is subject to the satisfaction of all of the following conditions precedent:

       2.01. The Borrowers, the Guarantors and the Required Lenders shall have executed and delivered this Amendment.

       2.02. The Senior Note Offering shall have been modified by written instrument (the "SENIOR NOTE AMENDMENT") in form and substance reasonably satisfactory to the Agent and Required Lenders to effect a modification of the terms and conditions thereof such that the same are no more burdensome on the Borrowers than the corresponding provisions of the Credit Agreement after giving effect to the modifications contemplated by this Amendment.

       2.03. After giving effect to this Amendment, no Default or Event of Default (other than amended hereby) shall have occurred and be continuing as of the date this Amendment would otherwise take effect.

       2.04. Legal matters incident to the execution and delivery of this Amendment and the Senior Note Amendment shall be reasonably satisfactory to the Agent and its counsel.

         Upon the satisfaction of the foregoing conditions precedent, this Amendment shall become effective as of September 30, 2001.

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3.       AMENDMENT FEE.

         In consideration of the Lenders' agreements in this Amendment, the Borrowers shall pay to the Agent for the ratable benefit of the Lenders (in accordance with their respective Percentages) which have executed and delivered a counterpart of this Amendment to the Agent no later than 5:00 p.m. (Chicago time) on November 8, 2001 an amendment fee in an amount equal to 0.2% of such executing Lenders' Commitments (the "AMENDMENT FEE"), such Amendment Fee to be fully earned and due and payable to such executing Lenders upon such Lenders' execution of this Amendment.

4.       REPRESENTATIONS.

         In order to induce the Lenders to execute and deliver this Amendment, the Borrowers hereby represent to the Lenders that as of the date hereof, the representations and warranties set forth in Section 5 of the Credit Agreement are and remain true and correct in all material respects (except to the extent the same expressly relate to an earlier date and except that for purposes of this paragraph the representations contained in Section 5.5 shall be deemed to refer to the most recent financial statements of the Public Hub Company delivered to the Lenders) and the Borrowers are in full compliance with all of the terms and conditions of the Credit Agreement after giving effect to this Amendment and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

5.       MISCELLANEOUS.

       5.01. Each Borrower and each Guarantor acknowledges and agrees that, except as modified by this Amendment, all of the Loan Documents to which it is a party remain in full force and effect for the benefit and security of, among other things, the Obligations. Each Borrower and each Guarantor further agrees to execute and deliver any and all instruments or documents as may be reasonably required by the Agent or the Required Lenders to confirm any of the foregoing.

       5.02. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as specifically amended hereby.

       5.03. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

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       5.04. The Borrowers agree to pay, jointly and severally, all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the reasonable fees and expenses of counsel for the Agent with respect to the foregoing.

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Dated as of November 8, 2001.


                              HUB GROUP, INC., a Borrower
                              HUB CITY TERMINALS, INC., a Borrower



                              By
                                 David P. Yeager
                                 Chief Executive Officer for each of the above Companies


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                               GUARANTORS' CONSENT

         The undersigned heretofore executed and delivered to the Lenders the Guaranty Agreement. The undersigned hereby consent to the Amendment to the Credit Agreement as set forth above and confirm that the Guaranty Agreement and all of the obligations of the undersigned thereunder remain in full force and effect. The undersigned further agree that their consent to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty Agreement. Without limiting the generality of the foregoing, each of the undersigned limited liability companies (other than HLX Company, L.L.C., Quality Services, L.L.C., Quality Services of Kansas, L.L.C., Quality Services of New Jersey, L.L.C, Q.S. of Illinois, L.L.C., Q.S. of Georgia, L.L.C. and Hub Group Transport, LLC) acknowledge and agree that it (i) was previously organized as and is the same entity as the limited partnership listed in the parenthesis next to its name below and that executed the Guaranty Agreement and (ii) is liable on the Guaranty Agreement to the same extent, and with the same force and effect, as if it had originally executed the Guaranty Agreement in the place and stead of its respective converting limited partnership.

                              HUB CHICAGO HOLDINGS, INC., a Guarantor



                              By
                                 David P. Yeager
                                 Chief Executive Officer for each of the above Companies


                              HLX COMPANY, L.L.C., a Guarantor


                              By
                                 David P. Yeager
                                 Vice Chairman and Chief Executive Officer

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                              QSSC, INC.
                              QUALITY SERVICES, L.L.C.,
                              QUALITY SERVICES OF KANSAS, L.L.C.
                              QUALITY SERVICES OF NEW JERSEY, L.L.C.
                              Q.S. OF ILLINOIS, L.L.C.
                              Q.S. OF GEORGIA, L.L.C.


                              By
                                 David P. Yeager
                                 Chief Executive Officer for each of the
                                 above Guarantors


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                                       HUB GROUP ALABAMA, LLC (formerly
                                         known as Hub City Alabama, L.P.)
                                       HUB GROUP ATLANTA, LLC (formerly
                                         known as Hub City Atlanta, L.P.)
                                       HUB GROUP BOSTON, LLC (formerly
                                         known as Hub City Boston, L.P.)
                                       HUB GROUP CANADA, L.P.
                                       HUB GROUP CLEVELAND, LLC (formerly
                                         known as Hub City Cleveland, L.P.)
                                       HUB GROUP DETROIT, LLC (formerly
                                         known as Hub City Detroit, L.P.)
                                       HUB GROUP FLORIDA, LLC (formerly
                                         known as Hub City Florida, L.P.)
                                       HUB GROUP GOLDEN GATE, LLC (formerly
                                         known as Hub City Golden Gate,L.P.)
                                       HUB GROUP INDIANAPOLIS, LLC (formerly
                                         known as Hub City Indianapolis, L.P.)
                                       HUB GROUP KANSAS CITY, LLC (formerly
                                         known as Hub City Kansas City, L.P.)
                                       HUB GROUP LOS ANGELES, LLC (formerly
                                         known as Hub City Los Angeles, L.P.)
                                       HUB GROUP MID ATLANTIC, LLC (formerly
                                         known as Hub City Mid Atlantic, L.P.)
                                       HUB GROUP NEW ORLEANS, LLC (formerly
                                         known as Hub City New Orleans, L.P.)
                                       HUB GROUP NEW YORK STATE, LLC (formerly
                                         known as Hub City New York State, L.P.)
                                       HUB GROUP NEW YORK-NEW JERSEY, LLC
                                         (formerly known as Hub City New
                                         York-New Jersey, L.P.)
                                       HUB GROUP NORTH CENTRAL, LLC (formerly
                                         known as Hub City North Central, L.P.)
                                       HUB GROUP OHIO, LLC (formerly known as
                                         Hub City Ohio, L.P.)
                                       HUB GROUP PHILADELPHIA, LLC (formerly
                                         known as Hub City Philadelphia, L.P.)
                                       HUB GROUP PITTSBURGH, LLC (formerly known
                                         as Hub City Pittsburgh, L.P.)
                                       HUB GROUP PORTLAND, LLC (formerly known
                                         as Hub City Portland, L.P.)
                                       HUB GROUP ST. LOUIS, LLC (formerly known
                                         as Hub City St. Louis, L.P.)
                                       HUB GROUP TENNESSEE, LLC (formerly known
                                          as Hub City Tennessee, L.P.)


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                                       HUB CITY TEXAS, L.P.
                                       HUB GROUP TRANSPORT, LLC


                                       By
                                             David P. Yeager
                                             Chief Executive Officer for each of
                                             the above Guarantors


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         Accepted and agreed to as of the date and year last above written.

                                  HARRIS TRUST AND SAVINGS BANK

                                  By
                                     Name:______________________________________
                                     Title:_____________________________________


                                  U.S. BANK NATIONAL ASSOCIATION

                                  By
                                     Name:______________________________________
                                     Title:_____________________________________


                                  FIRSTAR BANK, N.A.

                                  By
                                     Name:______________________________________
                                     Title:_____________________________________


                                  LASALLE BANK NATIONAL ASSOCIATION

                                  By
                                     Name:______________________________________
                                     Title:_____________________________________


                                  NATIONAL CITY BANK

                                  By
                                     Name:______________________________________
                                     Title:_____________________________________


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